EXHIBIT 10.3  BOEIN CO. LTD. Agreement

This Agreement is made as of the 2nd day of April, 1999 by and between BOEIN CO. LTD, a Korean corporation organized and existing under the laws of Korea and having its principal place of business at #1201 Kirim Officetel, 1330-18 Seocho-dong, Seocho-ku, Seoul, Korea (hereinafter referred to as the "Licensee"), and FINELINE PROPERTIES.COM, INC. an Nevada corporation, having its principal place of business at 3250 Market Street, Suite 302, Fairlawn, Ohio 44433 U.S.A. USA (hereinafter referred to as the "Licensor").

WITNESSETH

WHEREAS, Licensor is the owner and licensor of proprietary rights (including but not limited to trademark and copyright rights) in and to the name Y2K and the character names associated therewith, including combinations and variations thereof (hereinafter referred to as the 'Names') and in and to the appearance, design, description, personality, characteristics, likeness, visual representation, and all other elements of Y2K and all related characters (hereinafter referred to as the "Characters"), together with the valuable goodwill associated with the Names and Characters, and

WHEREAS Licensee desires to use the Name and Characters on and in connection with the sub licensing, manufacture, advertising, promotion, offering for sale, sale and distribution in Korea and Licensor is willing to grant Licensee such right to use under the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual premises, covenants and conditions herein contained, it is hereby agreed as follows:

ARTICLES

1. Licensor hereby grants to Licensee an exclusive, non-transferable, non-assignable license, with the right to grant sub-licenses in Korea only, to use the Names and Characters in Korea in connection with the right to enter into sub license agreements, manufacture, advertising, promotion, offering for sale, sale and distribution of the character Y2K is so stipulated in the Articles set forth herein (hereinafter referred to as the "Articles"). No license to any other character(s) is granted hereunder and Licensor reserves for use as it may determine all rights of every kind other than the rights herein licensed to Licensee. The Licensee is hereby granted the first right of refusal for any and all other characters and character groups of the Licensor which shall be stipulated in separate agreements defining such characters and the terms, provided that this Agreement is in force and that the terms and conditions as so stipulated herein are in good standing.

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TERM

2. The term of the license hereby granted (the "Term') shall be for the period of three (3) years, with renewal options, subject to the right of either party to terminate said license at the end of the initial Term or any subsequent term by ninety (90) days' prior written notice to the other party, unless the license is sooner terminated in accordance with the provisions of, this Agreement, for cause. Cause being described as a material breach of any of the provisions of this Agreement by either party which is not resolved by the provisions as so set forth herein under Termination, Injunction, Remedies, Excuse, Attachment A, Waiver, Modification, Notice, Arbitration.

MARKETING DATE

3. Licensee agrees to commence distribution and sale of each of the Articles in quantities reasonable in the trade on or before the relevant Marketing Date set forth in Attachment A and to continue to market all of the Articles in quantities reasonable to the trade during the entire Term. Licensor may terminate the license granted hereunder as to any of the Articles not distributed or sold by Licensee in quantities reasonable to the trade on or before such relevant Marketing Date or not continuously so distributed during the entire Term by giving written notice of such termination, effective on the date specified therein, to Licensee. Paragraphs 20 through 22 hereunder shall apply to such terminated Articles. As to all remaining Articles, if any, the license shall continue in full force and effect.

ROYALTY RATE

4. Licensee agrees to pay to Licensor royalties at the rate set forth in Attachment A hereto. Such royalties shall be paid on all net sales by Licensee of the Articles and accrue when the Articles are billed out or shipped whichever occurs earlier. The term "net sales', as applied to the Articles, means the Licensee's gross invoice selling price therefore in the form in which they are sold, less credits for usual trade discounts actually allowed (other than cash discounts) and returns, without any other deductions of any kind or character whatsoever. As to all Articles distributed by Licensee though not billed, such as free introductory offers, samples and the like, or billed at a special price, such as sales directly or indirectly to itself or to any other person, firm or corporation related in any manner (by or through ownership, affiliation, contract or otherwise) to Licensee, the usual gross invoice selling price to third parties for the same shall be included in "net sales".

MINIMUM ROYALTIES

5. Licensee, in any event, agrees to pay to Licensor the non-returnable, non-repayable minimum royalty as set forth in Attachment A hereto. The minimum royalty for the Term shall be paid on the signing of this Agreement. This minimum royalty payment shall be treated as a non-refundable advance against those royalty payments due for the Term under Paragraph 7 of this Agreement. Royalty payments due under Paragraph 7 hereof for the Term shall be credited against the minimum royalty for such Term.

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If the amount of royalties payable to Licensor during any Term based upon actual sales of the Articles is less than the amount of the Minimum Royalty for that Term, then Licensee agrees to pay to Licensor the amount of said difference at the time it is required to pay
Licensor royalties for the final quarter of the of the Term.

6. Promptly within thirty (30) days of the end of each calendar quarter (calendar quarters end on March 31, June 30, September 30 and December 31), Licensee shall furnish to Licensor at the address above given, unless otherwise directed in writing by Licensor complete and accurate statements, certified to be accurate by Licensee, showing the number, description and gross invoice selling price of the Articles distributed and/or sold by Licensee and/or sub-Licensee(s) during the preceding calendar quarter together with trade discounts and returns allowed during the preceding calendar quarter. Such statements shall be furnished to Licensor whether or not any of the Articles have been distributed and/or sold during the calendar quarters for which such statement is due. If the Territory includes countries outside of the United States, the royalty statement shall contain a breakdown by countries, and all figures and monetary amounts shall first be stated in the currency in which the pertinent sales were actually made. Next to each currency amount shall be the equivalent amount stated in United States dollars and the rate of exchange used in making the required conversion calculation. Said rate of exchange shall be the actual rate of exchange obtained by Licensee and/or sub-Licensee(s) on the date of payment.

ROYALTY PAYMENTS

7. Royalty payments shall be due promptly within thirty (30) days after the end of each calendar quarter for all sales and/or distributions made during the preceding calendar quarter, and payments shall accompany the statements required by Paragraph 6. All royalties and other payments to Licensor hereunder shall be made in United States dollars to Licensor at Licensor's above given address in the United States of America, unless licensee is otherwise advised in writing by Licensor and Licensee shall pay Licensor interest on royalties which are not paid when due at the highest legal rate of interest. Royalties shall first be computed in accordance with the instructions for preparing statements in paragraph 6 and converted to dollars at the rate established for purchase of dollars by a licensed foreign exchange bank in the specific country on the date of remittance. Income or withholding taxes imposed by the laws of said country or countries on Licensor with respect to payments of royalty hereunder shall be borne by Licensor and will be collected by Licensee on behalf of Licensor for payment to the government of said country or countries as and when required by the laws of said country or countries. Licensee will obtain from the tax authority of applicable countries certificates and other documents relating to such payments as required by Licensor to obtain credit in the United States of America for such taxes, and shall promptly forward the same to Licensor. Receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement or of any royalties paid hereunder shall not preclude Licensor from questioning the correctness of such statements and royalties at any time and in the event that any inconsistencies or mistakes are discovered in such statements or royalties, they shall immediately be rectified and the appropriate payment made by Licensee plus interest on overdue amounts at the highest legal rate of interest.

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BOOKS

8. Licensee a agrees to keep accurate books, of account and records covering all transactions relating to the license hereby granted at its address specified above and agrees that Licensor shall have the right at all reasonable hours of the day, upon five days' prior notice, to an examination of said books of account and records and of all other documents and materials in the possession, custody or control of Licensee with respect to the subject matter and the terms of this Agreement and shall have free and full access thereto for said purposes and for the purpose of making extracts therefrom.

INDEMNIFICATION

9. Licensee hereby indemnities and holds Licensor free and harmless of and from any and all actions, claims, suits, losses, damages costs, attorney's fees and other expenses, arising out of Licensee's and/or sub-Licensee(s) manufacture, advertising, promotional offering for sale, sale or distribution of the Articles, or out of any violation by Licensee of any provision of this Agreement. Licensee shall be entitled to participate and/or sub-Licensee(s), at its own expense, in the defense of any action in this respect brought against Licensor.

Licensee and/or sub-Licensee(s) will obtain, at their own expense, product liability insurance from a recognized insurance company at least in the amount of $1,000,000/$2,000,000 USD against any claims, suits, loss or damage arising out of any defects in the Articles. As proof of such insurance, a fully paid certificate of insurance naming Licensor as an insured party will be furnished to Licensor prior to the sale or distribution of any of the Articles.

Licensor warrants that it owns the Names and Characters, that it has the right to grant Licensee the rights herein granted, and will hold Licensee and/or sub-Licensee(s) free and harmless of and from any and all actions based upon any infringement of the proprietary rights of any third party and because of Licensee's and/or sub-Licensee(s) use of the Names and Characters in connection with the manufacture, advertising, promotion, offering for sale, or distribution of the Articles except those arising out of any violation by Licensee and/or sub-Licensee(s) of any. provision of this Agreement, provided Licensee and/or sub-Licensee(s) shall give Licensor prompt and timely notice thereof. The defense of any such lawsuit shall be within the sole control of Licensor, and Licensor shall have the right to choose the attorneys in such. If the lawsuit names the Licensee and/or sub-Licensee(s) as a defendant, then Licensee and/or sub-Licensee(s) may participate in any such lawsuit at its own expense. Licensor shall have no liability for consequential damages or loss of profits.

Each party agrees to provide the other, at no expense, with all reasonable assistance requested of it in connection with any such claims, suits, losses, damages, and costs,

INFRINGEMENTS

10. If Licensee and/or sub-Licensee(s) becomes aware of use by a third party of the Names and/or Characters, it shall take no action whatever but shall immediately notify Licensor, which shall then take whatever action it deems appropriate. If Licensor takes action, Licensee and/or sub-Licensee(s) agrees to provide Licensor, without expense to Licensor, with all reasonable assistance requested of it by Licensor in connection with said action.

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If a claim is made or an action is brought against Licensee and/or sub-Licensee(s) for its use of the Names and/or/or Characters, it shall immediately notify Licensor, which shall then have the option to assume the defense of said claim or action. If Licensor assumes said defense, Licensee and/or sub-Licensee(s) agrees to provide Licensor, without expense to Licensor, with all reasonable assistance requested of it by Licensor in connection with said defense.

PROPRIETARY RIGHTS

11. Licensee and/or sub-Licensee(s) hereby acknowledges Licensor's proprietary rights in and to. the Names and Characters and recognizes the .exclusive right of Licensor to (a) grant rights to use of said Names and Characters and (b) control the use thereof.

BENEFIT

12. Licensee and/or sub-Licensee(s) agrees that every use of the Names and Characters made by it on or in connection with the manufacture, advertising, promotion, offering for sale, sale or distribution of any of the Articles shall inure solely to the benefit of the Licensor.

RESTRICTIONS

13. Licensee and/or sub-Licensee(s) agrees to make no use of the Names and/or Characters other than as permitted herein under, and both during and after the term of this Agreement. Licensee and/or sub-Licensee(s) agrees that it will make no use of names, marks or configurations which in Licensor's sole judgment are confusingly similar to the Names and/or Characters. Licensee and/or sub-Licensee(s) agrees that in using the Names and/or Characters, it will in no way represent that it has any right, title or interest in or to the Names and/or Characters or in any application or registration therefore which may be granted, or in any Names or Character similar thereto, other than those expressly granted under this agreement. Licensee and/or sub-Licensee(s) will not register or attempt to register the Names and/or the Characters either alone or in combination with any word, name, symbol, device or character, or aid or abet anyone else in doing so and Licensee and/or sub-Licensee(s) agrees that any use, application or registration in breach of this covenant will inure to the benefit of Licensor, and Licensee and/or sub-Licensee(s) further agrees to assign all rights, title and interest in and to any such application or registration to Licensor.

QUALITY CONTROL

14. Licensee and/or sub-Licensee(s) agrees that Licensor has the right to control the standards and quality for each of the Articles. Licensee and/or sub-Licensee(s) further agrees that the Articles shall be of such high standards of quality as to be safe, adequate and suited to their utilization to the best advantage and to the protection and enhancement of the Names and Characters, that such Articles will be manufactured, sold and distributed in accordance with all applicable national, federal, state and local laws and regulations, and that the policy of sale, distribution and utilization by Licensee and/or sub-Licensee(s) shall be of high standards and shall in no manner adversely reflect upon the good name of Licensor or upon the reputation of the Names and Characters. The quality, artwork and style of such Articles as well as of any labels cartons, containers packaging or wrapping materials, shall be subject to the

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prior written approval of Licensor, which may be granted or withheld in Licensor's sole discretion which shall be reasonably exercised. To this end, Licensee and/or sub-Licensee(s) shall, before commercially producing, selling or distributing any of the Articles furnish to the Licensor, free of cost, for its written approval, preliminary sketches of all proposed Articles, labels, cartons, containers, packaging and wrapping materials, followed by a finished art sample of each proposed Article together with its finished cartons, labels containers, packaging and wrapping materials. After samples have been approved pursuant to this paragraph, Licensee and/or sub-Licensee(s) shall not depart therefrom in any material respect without Licensor's prior written consent. It is understood and agreed that Licensor shall have the right-to change, from time to time, the artwork and style of the Characters, and Licensee and/or sub-Licensee(s) shall conform to such changes with respect to all Articles manufactured after samples containing such changes have been delivered to Licensor. From time to time during the term of this Agreement in order for Licensor to insure that the standards of quality set forth above are being maintained, Licensee and/or sub-Licensee(s) upon Licensor's reasonable request shall furnish to the Licensor, free of cost, current samples of each Article being manufactured, sold, or distributed by Licensee and/or sub-Licensee(s) herein under, together with any cartons, labels, containers, packaging and wrapping materials used in connection therewith.

Licensor, or its authorized representative, without notice but during reasonable business hours, may at any time enter upon the premises of Licensee and/or sub-Licensee(s) where any of the Articles are manufactured, stored or distributed, for purposes of ensuring
Licensee's and/or sub-Licensee(s) observance of standards of quality.

ADVERTISING AND PROMOTION

15. All advertising and promotional materials including but not limited to catalog sheets, trade, and consumer print and video advertising, flyers, and point of purchase displays, and the like, relating to the Articles shall be submitted to the Licensor for its prior written approval.

ARTWORK

16. For guidance of Licensee and/or sub-Licensee(s) in preparing preliminary art work, attached hereto are specimens of representative depiction's of the Characters. It is understood that all final artwork is subject to Licensor's prior written approval in accordance with Paragraph 14 hereof. All depiction's of the Characters, even though prepared by or for Licensee and/or sub-Licensee(s) , remain the sole property of Licensor and may be used for any such purposes as Licensor desires.

LEGEND

17. Unless approved in other form by Licensor the following legend shall appear on all Articles, cartons, labels, containers, signs, packaging, wrapping, advertising and promotional materials or the like which bear the Names and/or Characters:

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Y2K and related characters are
trademarks of FineLine Properties.com, Inc.

Whenever the Names appears on such Articles, cartons, labels, containers, signs, packaging, wrapping, advertising and promotional materials or the like, each of the Names shall be followed by a TM symbol.

In addition, whenever the Characters appear on such Articles, cartons, labels, containers, signs, packaging, wrapping, advertising and promotional materials or the like, the following copyright right notice shall appear thereon in conjunction with the Characters:

              C1999 FineLine Properties.com, Inc.


ADDITIONAL. SPECIFIC UNDERTAKINGS

18. Licensee and/or sub-Licensee(s) also agrees that:
     (a) It will not attack the title of Licensor in and to the Names and/or Characters or any proprietary rights of Licensor pertaining thereto, nor will it attack the validity of the Names and Characters and of the license granted hereunder
     (b) It will not harm, misuse or bring into disrepute the Names and Characters.
     (c) It will not create any expenses chargeable to Licensor or obligate Licensor in any way without the prior written approval of Licensor.
     (d) It will enter into no other agreement affecting either directly or indirectly the Names and/or Characters without the prior written approval of Licensor.
     (e) It will not use the Articles for combination sales, for example, premiums, giveaways and the like, without the prior written consent of Licensor.

TERMINATION

19. (a) Even though Licensee and/or sub-Licensee(s) may commence distribution and sale of any Article or Articles in quantities reasonable to the trade on or before the relevant marketing date set forth in Attachment A, but subsequent to such Marketing Date fails to continue distribution and sale of such Article or Articles in quantities reasonable in the trade during any three month period, Licensor may then terminate the license granted hereunder as to any Articles or all Articles by giving written notice of such termination, effective on the date specified therein, which shall be effective immediately, to Licensee and/or sub-Licensee(s). As to all remaining articles, if any, the license shall continue in full force and effect.
       (b) If Licensee and/or sub-Licensee(s) files a petition in bankruptcy or is adjudged bankrupt or if a petition in bankruptcy is filed against Licensee and/or sub-Licensee(s) , or if it becomes insolvent, or makes. an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if Licensee and/or sub-Licensee(s) discontinues its business or a receiver is appointed for it or its business, the license hereby granted shall automatically terminate forthwith without notice with respect to the Licensee and/or sub-Licensee(s) so affected and fitting said clause.
       (c) If, either directly or indirectly, Licensee and/or sub-Licensee(s) , in whole or in part, or the business of Licensee and/or sub-Licensee(s), in whole or in part, is expropriated, confiscated or nationalized, the license hereby granted shall automatically terminate immediately without notice so affected and fitting said clause.

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       (d) If Licensee and/or sub-Licensee(s), in Licensor's sole judgment which shall be reasonably exercised, fails to maintain the Standards of quality for the Articles set forth herein Licensor shall have the right to terminate the license in whole or in part upon thirty (30) days' notice in writing.
        (e) If Licensee and/or sub-Licensee(s) shall violate any of its other obligations under the terms of this agreement, Licensor shall have the right to terminate the license in whole or in part upon thirty (30) days' notice in writing.

EFFECT OF TERMINATION

20. In the event of the expiration or sooner termination of this Agreement, all rights acquired by Licensee and/or sub-Licensee(s) hereunder shall automatically, without the need for any further act or deed, vest in Licensor, but such expiration or termination shall not terminate any obligation of Licensee and/or sub-Licensee(s) under this Agreement. Upon any such expiration or termination, Licensee and/or sub-Licensee(s) agrees, except as expressly provided in Paragraph 22, to immediately discontinue any and all use of the Names and Characters.

INVENTORY

21. Within thirty (30) days after the expiration or sooner termination of this Agreement, a report showing the number and description of the Articles on hand or in process at the time of expiration or termination shall be furnished by Licensee and/or sub-Licensee(s) to Licensor. Failure to supply this report or to allow Licensor to verify same shall result in a forfeiture of the rights granted under Paragraph 22.

DISPOSAL OF  MERCHANDISE

22. After expiration or termination of the License, Licensee and/or sub-Licensee(s) may dispose of the Articles covered by this Agreement which were on hand or in process at the time of expiration or termination for a period of sixty (60) days after said expiration or termination, provided that with respect to that period royalties are paid and statements are furnished in accordance with the terms of this Agreement. However, in the event of termination under the provisions of Paragraph 19(d) of this Agreement, Licensee and/or sub-Licensee(s) shall have no rights of disposal and shall be obligated to destroy all such merchandise.

INJUNCTION

23. Licensee and/or sub-Licensee(s) agrees that Licensor shall, in addition to all legal and other equitable remedies, have the right of injunction for any breach of this Agreement by Licensee and/or sub-Licensee(s).

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REMEDIES

24. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights or remedies to which the Licensor is entitled under this Agreement or otherwise.

EXCUSE

25. Obligations of Licensee and/or sub-Licensee(s) herein under shall be suspended in the event that Government regulations or other causes completely beyond the control of Licensee and/or sub-Licensee(s) render continuing performance impossible. In such event all royalties due on sales theretofore made shall become immediately due and payable. In no event shall minimum royalties be repayable.

The obligations of Licensee and/or sub-Licensee(s) hereunder shall only be suspended for that period during which performance is impossible. Once the causes which render performance impossible have been removed, Licensee's and/or sub-Licensee(s) obligation shall be in full force and effect. However, no period or periods of suspension shall in any way extend the term of this Agreement beyond the actual expiration date set forth in Attachment A.

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ATTACHMENT A

26. Attachment A in its entirety is incorporated by reference in this Agreement and forms an integral part thereof.

WAIVER, MODIFICATION, ETC.

27. This Agreement constitutes the entire Agreement between the parties and no waiver or modification of any term or condition shall be effective unless executed in writing by Licensor and Licensee.

RELATIONSHIP

28. This Agreement does not constitute and shall not be construed as constituting an agency, partnership, or joint venture between Licensor and Licensee and/or sub-Licensee(s).

NOTICE

29. All notices hereunder, including but not limited-to notices of termination, shall be given in writing by registered mail, certified mail, or any documented carrier, addressed by either party to the other at their respective addresses above given or at such other address as previously designated in writing by the other party. The post office registry receipt or executed carrier waybill for any such notice shall be deemed to be prima facie evidence of the date of giving thereof. Licensee and/or sub-Licensee(s) shall also give all copies of all notices and statements to the Licensor.

ARBITRATION

30. All disputes controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration pursuant to international trade and arbitration agreements and treaties by which each party is bound.


ASSIGN ABILITY

31. This Agreement shall bind and inure to the benefit of Licensor, its successors and assigns and may be assigned or transferred by the Licensor without the consent of the Licensee and/or sub-Licensee(s). However, Licensee and/or sub-Licensee(s) may not transfer or assign this Agreement without the prior written consent of Licensor which Licensor, in its sole discretion, may withhold.

32. The English text of this Agreement shall be binding upon both parties. This Agreement shall be deemed a contract made and to be performed under, and shall be governed by and construed in accordance with the laws of the state of Nevada, U.S.A., and the effect to be given to any breach hereof shall be determined in accordance with such laws.

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HEADINGS

33. Paragraph headings used in this Agreement serve for convenience of reference only and shall not affect the construction of the provisions.

IN WITNESS WHEREOF the parties have executed this Agreement as of the dates set forth below:

                              Place: Ohio

                              Date: 4/2/99

                              FineLine Properties.com, Inc.


                              By: Robert Petry
                              --------------------------------
                              Mr. Robert Petry

                              Title: President



                              Place: Korea

                              Date: 4/2/99

                              Boein Co. Ltd.


                              By: Hyunwan Kim
                              ------------------------------------
                              Mr. Hyunwan (Harry) Kim

                              Title: Managing Director


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ATTACHMENT A

ARTICLES:

All merchandise types

TERRITORY: Korea

TERM:  The executed date of the Licensing Agreement, 1999 for three
(3) years hence with the option to renew  at mutual option.

GUARANTEE: The minimum guarantee revenue hereto agreed is $50,000.00 USD (Fifty Thousand U.S. Dollars) for the first year, payable on the anniversary date of the executed Agreement. $70,000.00 USD (Seventy Thousand U.S. Dollars) for the second year, payable on the second anniversary date of the executed Agreement and $100,000.00 USD (One Hundred Thousand Dollars) for the third year, payable on the third anniversary date of the executed Agreement.

MARKETING DATE: The executed date of the Licensing Agreement.

ROYALTY RATE: 3% (three percent) of wholesale selling price

NON REFUNDABLE ADVANCE AGAINST ROYALTIES: $10,000.00 USD (Ten Thousand Dollars) which shall be deducted from the minimum guarantee payment for the first year of this Agreement on the anniversary date. The Advance is calculated at the rate of fifteen percent (15%) against the first year guaranteed minimum royalty payment.

IN WITNESS WHEREOF the parties have executed this Agreement as of the dates set forth below:

                              Place: Ohio

                              Date: 4/2/99

                              FineLine Properties.com, Inc.


                              By: s/s Robert Petry
                              --------------------------------
                              Mr. Robert Petry

                              Title: President


                              Place: Korea

                              Date: 4/2/99

                              Boein Co. Ltd.


                              By: Hyunwan Kim
                              ----------------------------------
                              Mr. Hyunwan (Harry) Kim

                              Title: Managing Director


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